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                                                                    EXHIBIT 99.1

                                                                       CONTACTS:
                                                                  John Greenagel
                                                            AMD Public Relations

                                                                  (408) 749-3310
                                                  E-mail: john.greenagel@amd.com
                                                          ----------------------

                                                                    Toni Beckham
                                                          AMD Investor Relations
                                                                  (408) 749-3127
                             E-Mail: investorrelations-ca.communications@amd.com

         Advanced Micro Devices Announces Intention to Offer Convertible
                               Senior Debentures

SUNNYVALE, CA - January 23, 2002 - AMD today announced its intention to commence an offering of $500,000,000 in principal amount of Convertible Senior Debentures to be issued pursuant to Rule 144A.

     The company expects that the initial purchasers will have the option to purchase an additional $100,000,000 of Convertible Senior Debentures for a period of 13 days from the execution of a purchase agreement. The company intends to use the proceeds generated from the offering for capital expenditures, working capital and general corporate purposes.

     The Debentures and common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations.